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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2002 (November 26, 2002)

CORNELL COMPANIES, INC.
Exact Name of Registrant as Specified in its Charter

Delaware State of Incorporation or Organization	1-14472 Commission File Number	76-0433642 I.R.S. Employer Identification No.
1700 West Loop South, Suite 1500 Houston, Texas Address of Principal Executive Offices	77027 (Zip Code)
(713) 623-0790 Registrant's telephone number, including area code

Page 1 of 3 Pages

INFORMATION TO BE INCLUDED IN REPORT

Item 5. Other Events.

        Effective November 26, 2002 James H.S. Cooper resigned as a member of the Board of Directors of the Registrant and as a member of the Audit Committee of the Board of Directors of the Registrant. Mr. Cooper's resignation was not related to a disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices. Effective December 5, 2002, the Board of Directors of the Registrant appointed Peter A. Leidel to fill the aforementioned vacancy on the Audit Committee of the Board of Directors, to serve in accordance with the Bylaws of the Registrant until his successor is elected and qualified.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2002
CORNELL COMPANIES, INC.
	By:	/s/ JOHN L. HENDRIX John L. Hendrix Senior Vice President and Chief Financial Officer

Page 3 of 3 Pages

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INFORMATION TO BE INCLUDED IN REPORT
  Item 5. Other Events.
SIGNATURE